#032 Putnam U.S. Government Income Trust
3/31/04 semi annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short-term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $39,207.



72DD1 (000s omitted)

Class A	 	$18,181
Class B          2,848
Class C            253

72DD2 (000s omitted)

Class M		 $563
Class R		    0
Class Y		  587

73A1

Class A		$0.138
Class B 		 0.088
Class C		 0.085

73A2

Class M 		$0.120
Class R		 0.117
Class Y		 0.156

74U1 (000s omitted)

Class A		120,905
Class B		 27,848
Class C		  2,477

74U2 (000s omitted)

Class M		  4,267

Class R		     --
Class Y		  3,661

74V1

Class A		$13.30
Class B		 13.23
Class C		 13.27

74V2

Class M		$13.28
Class R		 13.30
Class Y		 13.28